Exhibit 99.1

[COSI LOGO]

CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8800

FOR IMMEDIATE RELEASE

                     Cosi, Inc. Reports First Quarter Sales

DEERFIELD, Ill., April 28, 2009 -- Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that total revenues for the 2009 first quarter, excluding discontinued operations, decreased by 13.9% to $28,666,000 from $33,298,800 in the 2008 first quarter. Company-owned net restaurant revenues, excluding discontinued operations, declined 13.6% in the quarter to $28,124,000, compared to $32,566,600 in the previous year's quarter. Franchise fees and royalty revenues for the quarter contributed $542,000 compared to $732,200 in the 2008 first quarter.

System-wide comparable restaurant sales for the first quarter as measured for restaurants in operation for more than 15 months recorded an aggregate decline of 11.3% as compared to the first quarter of 2008. The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

                           For the 13 weeks ended
                               March 30, 2009
                               --------------
      Company-owned               (11.3%)
      Franchise-operated          (11.4%)
      Total System                (11.3%)

"Our sales performance for the first quarter reflects the continued impact of the macroeconomic environment on business and consumer spending," said James Hyatt, President and Chief Executive Officer. "Our focus is on working collaboratively with our franchise partners to drive revenue growth and increase market share across all daypart segments in this challenging environment. Additionally, we remain diligent about controlling administrative costs while we strive to improve operating margins and enhance the guests' experience."

Cosi noted that the Company-owned comparable restaurant sales decline was comprised of a 9.3% decrease in traffic and a 2.0% decrease in average check.

Company-owned comparable sales are based on sales from restaurants that have been open more than 15 months. Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been open more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies. Cosi does not record franchise-operated sales as revenues. However, Cosi's royalty revenues are calculated based on a percentage of franchise-operated restaurant sales. Management believes franchise-operated and system-wide comparable sales information is useful in assessing consumer acceptance of the Company's brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives, the cost of which our franchisees contribute to based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Development Update

As of March 30, 2009, there were 97 Company-owned restaurants and 48 franchise-operated restaurants. During the 2009 first quarter, Cosi closed four underperforming Company-owned locations, three in the Chicago suburbs and one in Philadelphia. Cosi franchisees closed three locations while one additional franchise location was opened in the United Arab Emirates during the quarter. Subsequent to the end of the quarter, the Company entered into an agreement to purchase from a franchisee one franchise location in Minnesota and at the same time entered into a management agreement with the same franchisee to operate their one other remaining franchise location in Minnesota.

About Cosi, Inc.

Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 98 Company-owned and 47 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi (w/hearth design)," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc.

Copyright (C) 2009 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

         Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.